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Exhibit 4.2

CONVERTIBLE PROMISSORY NOTE

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS CONVERTIBLE SECURED PROMISSORY NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR THE STATE OF DELAWARE OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE, OR APPLICABLE PROVISIONS OF THE SECURITIES LAWS OF DELAWARE OR ANY OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS CONVERTIBLE PROMISSORY NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

$[ ]	San Diego, California
January 22, 2002

TERAGLOBAL COMMUNICATIONS CORP.
CONVERTIBLE PROMISSORY NOTE

        TeraGlobal Communications Corp., a Delaware corporation (the "Company"), for value received, hereby promises to pay to                         (the "Holder"), the principal amount of                         ($            ) (the "Issue Price"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

1.    Terms of the Convertible Promissory Note.

        (a)    Interest Rate.    The rate of interest ("Interest Rate") under this Convertible Promissory Note (this "Note") shall be twenty percent (20%) per annum, compounded monthly, and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

        (b)    Payment at Maturity Date.    Unless converted pursuant to Section 2 hereof, the Issue Price together with accrued interest thereon shall be due and payable on the earliest to occur of (i) June 10, 2002, (ii) the consummation of Corporate Transaction (defined in Section 1(e) below) or (iii) an Event of Default (defined in Section 3 below) (the "Maturity Date"); provided, however, at the election of the Holder, in lieu of cash, the Holder shall have the right to cause the Company to satisfy all or any part of the Issue Price and accrued interest thereon by issuing to Holder a number of registered shares of the Company's Common Stock, par value $0.001 per shares ("Common Stock"), determined by dividing such portion of the Issue Price and accrued interest thereon requested by Holder to be paid in shares by the lesser of (i) $0.20 or (ii) 75% of the average closing bid price per share of Common Stock during the ten trading days immediately preceding the Maturity Date.

        (c)    Convertible Note and Warrant Purchase Agreement.    This Note is one of a series of notes issued by the Company in connection with that certain Convertible Promissory Note and Warrant Purchase Agreement, dated as of December 10, 2001, as amended by that certain Waiver of and Amendment to Convertible Promissory Note and Warrant Purchase Agreement, dated the date hereof as such may be hereafter further amended (the "Agreement") among the Company, Holder and certain other purchasers of the Company's Notes from time to time, and is subject to, and Holder and Company shall be bound by, all the terms, conditions and provisions of the Agreement. Pursuant to the Agreement, the Company also issued the Holder that certain Warrant (W-    -    ) dated December 10, 2001, that certain Warrant (W-    -    ) dated December 10, 2001, that certain Warrant (W-    -    ) dated the date hereof, and that certain Warrant (W-    -    ) dated the date hereof (collectively, the "Warrants"). This Note and the other convertible promissory notes issued pursuant to the Agreement are collectively referred to as the "Notes" and the holders thereof are collectively referred to as the "Holders". The Warrants and other warrants issued pursuant to the Agreement are collectively referred to as the "Warrants." Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

        (d)    Security Agreement.    This Note is secured by a Security Agreement, dated December 10, 2001, between the Company and WallerSutton 2000, L.P., as collateral agent for the Holder and the other purchasers of the Notes (the "Security Agreement"), which encumbers certain collateral described therein (hereinafter referred to as the "Collateral"). This Note, the Agreement, the Security Agreement, the Warrant and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from the Company to Holder and the Series A Preferred Stock and Warrant Purchase Agreement dated as of June 28, 2001 (the "Preferred Stock Purchase Agreement") or any document delivered in connection with the Preferred Stock Purchase Agreement shall hereinafter be collectively referred to as the "Loan Documents". The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. The Company does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.

        (e)    Corporate Transaction.    "Corporate Transaction" means the completion of a consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

2.    Automatic Conversion

        (a)    At the Next Qualified Financing.    Upon the final closing of the Next Qualified Financing (as defined in the Agreement), the Issue Price and any accrued but unpaid interest related thereto (the "Conversion Amount") shall automatically convert into any shares (or fractions thereof) of capital stock of the Company (or any subsidiary thereof which owns all or substantially all of the assets of the Company) ("Shares") equal to the Conversion Amount divided by the offering price of shares of capital stock sold in the Next Qualified Financing; provided, however, in the event that the gross proceeds of the Next Qualified Financing exceed $9,900,000, Holder shall have the right to elect to receive, in lieu of Shares, and the Company shall promptly pay, the Conversion Amount in cash; provided, however, in no event shall the aggregate cash payments to the holders of the Notes exceed the amount by which the gross proceeds of the Next Qualified Financing exceed $9,900,000 (the "Overallotment Proceeds"). In the event that the Overallotment Proceeds are less than the cash amount with respect to which the Holders have elected to receive, then the Overallotment Proceeds shall be allocated among the holders of the Notes pro rata based upon their respective share of the aggregate unpaid principal amount of the Notes which such Holders have elected to receive in cash.

        (b)    Termination of Rights Upon Conversion.    The Holder shall have no right to negotiate any of the terms or conditions upon which the Shares shall be issued, which negotiation shall be conducted solely among the Company and the purchasers of the Shares. Conversion shall be deemed effective on the earlier of final closing date of the Next Qualified Financing or the Maturity Date. Upon conversion of this Note, the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered.

        (c)    Delivery of Stock Certificates.    As promptly as practicable after any conversion of this Note and the Holder's surrender of this Note, the Company, at its expense, shall issue and deliver to the Holder of this Note the certificate or certificates evidencing the Shares issuable to the Holder upon any such conversion.

3.    Events of Default.

        The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

        (a)    The Company shall fail to make any payment of principal of, or interest on, this Note when due and payable or declared due and payable;

        (b)    The Company shall fail or neglect to perform, keep or observe any provision of the Loan Documents; provided, however, if no Event of Default has otherwise occurred under any of the Notes, an Event of Default under Section 9.1(a) of the Preferred Stock Purchase Agreement will not constitute an Event of Default hereunder;

        (c)    At any time after March 1, 2002, the Company shall at all times maintain a minimum cash balance of $100,000;

        (d)    Holders shall fail to have an enforceable first priority lien on and security interest in the Collateral;

        (e)    The Company files a bankruptcy petition, a bankruptcy petition is filed against the Company, or the Company makes a general assignment for the benefit of creditors; or

        (f)    The Company materially deviates from its Budget set forth in Exhibit D to the Agreement.

        Upon the occurrence of any Event of Default, Holder may (i) declare all indebtedness evidenced by this Note to be immediately due and payable, whereupon all such indebtedness shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company, and (ii) exercise all rights and remedies available under the Security Agreement, the other Loan Documents and applicable law.

4.    Miscellaneous.

        (a)    Transfer of Note.    This Note shall not be transferable or assignable in any manner, except to affiliates of the Holder, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

        (b)    Titles and Subtitles.    The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

        (c)    Notices.    Any notice required or permitted under this Note shall be given in writing and in accordance with the notice provision of the Agreement (for purposes of which the term "Investor" shall mean the Holder hereunder), except as otherwise expressly provided in this Note.

        (d)    Attorneys' Fees.    In the event that Holder institutes legal proceedings to enforce the Loan Documents, the Company agrees to pay to Holder, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including reasonable attorneys' fees.

        (e)    Amendments and Waivers.    This Note is issued by the Company pursuant to the Agreement. Other than the right to the payment of the Issue Price and all accrued but unpaid interest thereon, which may only be amended or waived with the written consent of the Holder, any other term of this Note may be amended and the observance of any other term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 75% of the aggregate Issue Price of the Notes then outstanding, and in accordance with the Agreement; provided, however, that any amendments made to this Note must be made to each of the Notes and in accordance with the Agreement. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder of this Note, each future holder of all such securities and the Company.

        (f)    Beneficiaries.    This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Holder, its successors and assigns, and shall be binding in accordance with the terms hereof upon the Company, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Loan Documents.

        (g)    Governing Law; Severability.    This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by the Company to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding promissory note in accordance with its terms.

        (h)    Presentment; Demand; Protest.    Except as expressly provided for in this Note or any other Loan Document, every person at any time liable for the payment of the debt evidenced hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, all exemptions and homestead laws and all rights thereunder and consents that Holder may extend the time of payment of any part or the whole of the debt, or grant any other modifications or indulgence pertaining to payment of this Note at any time, at the request of any other person liable for said debt.

        (i)    Independent Counsel.    Holder acknowledges and agrees that Holder has been provided the opportunity and encouraged to consult with counsel of Holder's own choosing with respect to this Note.

        (j)    Usury.    Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Holder and the Company intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and Holder, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no case, contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder, or collected by Holder, by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder ever shall receive from or on behalf of the Company an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the Company's unpaid Issue Price owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment as a result of an error on the part of Holder and the Company and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund to the Company or to any other person making such payment on the Company's behalf, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to Holder or any other holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

        (k)    Jurisdiction.    TO INDUCE HOLDER TO EXTEND TO THE COMPANY THE LOAN EVIDENCED BY THIS NOTE, THE COMPANY IRREVOCABLY AGREES THAT, SUBJECT TO HOLDERS' SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR ANY LOAN DOCUMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN NEW YORK. THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW YORK COUNTY, WAIVES PERSONAL SERVICE OF PROCESS UPON THE COMPANY, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

        (l)    Waiver of Jury Trial.    THE COMPANY AND HOLDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE COMPANY AGREES THAT THE COMPANY WILL NOT ASSERT ANY CLAIM AGAINST HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

TERAGLOBAL COMMUNICATIONS CORP. a Delaware corporation
By:
Robert E. Randall, Chief Executive Officer
ACKNOWLEDGED AND AGREED:
Spencer Trask Investment Partners, LLC (Print Name of Holder)
By:
(Signature of Holder)
(Title of Holder Not an Individual)

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  Exhibit 4.2
CONVERTIBLE PROMISSORY NOTE